UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2007
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31279 (Commission File Number)	33-0044608 (I.R.S. Employer Identification No.)

10210 Genetic Center Drive
San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

          Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBITS
EXHIBIT 3.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
The 2007 Gen-Probe Employee Bonus Plan
          On February 8, 2007, the Compensation Committee of the Board of Directors of Gen-Probe Incorporated (the “Company”) adopted the 2007 Gen-Probe Employee Bonus Plan (the “Bonus Plan”). The Bonus Plan provides for the payment to eligible employees, including the Company’s Vice Presidents, Senior Vice Presidents and Executive Vice Presidents (other than the Company’s Executive Vice President and Chief Operating Officer), of annual cash incentive compensation. The Bonus Plan is substantially similar to the 2006 Gen-Probe Employee Bonus Plan, which governed bonuses for 2006. The Bonus Plan was adopted by the Compensation Committee as part of its regular review of the Company’s annual bonus programs.
          Each participant in the Bonus Plan is assigned, according to employee grade, a target cash bonus amount expressed as a percentage of his or her annual base salary. For each of the eligible Vice Presidents, Senior Vice Presidents and Executive Vice Presidents, the target bonus amount is 25% of annual base salary. These target bonus amounts are the same as those for fiscal year 2006.
           Bonuses are calculated under the Bonus Plan based on the following two factors:
•	Company Performance Factor (CPF). The CPF is a percentage that is applied to each target bonus and is based on the achievement of the Company’s earnings per share and total revenue goals. If the Company achieves its earnings per share and total revenue goals, the CPF equals 100%.

•	Individual and Team Performance Factor (ITPF). The ITPF is a percentage that is applied to a portion of each participant’s target bonus. Each participant will be assigned an ITPF percentage based on the assessment of his or her overall performance, including performance on functional teams at the Company.
          Examples of bonus calculations based on the foregoing factors are included in the Bonus Plan, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. Based on the bonus calculation, a participant may receive between 0% and 187.5% of his or her target bonus amount.
          The Compensation Committee is responsible for administering the Bonus Plan, except that the Chief Executive Officer shall act as administrator for purposes of approval of bonus payments to employees other than executive officers. As administrator, the Compensation Committee, or the Chief Executive Officer in the case of bonus payments to employees other than executive officers, may adjust the final bonus amount for any participant, as it deems appropriate. Participants must be employed by the Company on December 31, 2007 and on the date of bonus payment (expected within 90 days of fiscal year end) to receive a bonus under the Bonus Plan.
          The foregoing description is qualified in its entirety by reference to the Bonus Plan attached hereto.

The Gen-Probe Incorporated 2007 Executive Bonus Plan
          On February 8, 2007, following the recommendation of the Compensation Committee, the Board approved the adoption of the 2007 Executive Bonus Plan, subject to approval by the Company’s stockholders at the 2007 annual meeting of stockholders. The 2007 Executive Bonus Plan permits the payment of yearly bonuses based upon pre-established performance criteria for each plan year. The Company plans to seek stockholder approval of the 2007 Executive Bonus Plan to enable it to meet the tax deductibility requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Participation in the 2007 Executive Bonus Plan is limited to the Chief Executive Officer and President of the Company and such other employees of the Company as the Compensation Committee may determine in its discretion.
          Performance Objectives. The Compensation Committee may, in its discretion, establish the specific performance objectives (including any adjustments) that must be achieved in order for the participant to become eligible to receive a bonus award payment. The performance objectives (including any adjustments) will be established in writing by the Compensation Committee within the earlier of (i) 90 days of the beginning of the fiscal year or (ii) the first 25% of the period of service in which the performance objectives are to be achieved. In addition, the achievement of such objectives must be substantially uncertain at the time such objectives are established in writing. For each calendar year with regard to which one or more eligible participants in the 2007 Executive Bonus Plan is selected by the Compensation Committee to receive a bonus award, the Compensation Committee will establish in writing one or more objectively determinable performance objectives for such bonus award, based upon one or more of the following business criteria, any of which may be measured in absolute terms, as compared to any incremental increase or as compared to the results of a peer group:
•	revenue;

•	sales;

•	cash flow;

•	earnings per share of the Company’s common stock (including earnings before any one or more of the following: (i) interest, (ii) taxes, (iii) depreciation, and (iv) amortization);

•	return on equity;

•	total stockholder return;

•	return on capital;

•	return on assets or net assets;

•	income or net income;

•	operating income or net operating income;

•	operating profit or net operating profit;

•	operating margin;

•	cost reductions or savings;

•	research and development expenses (including research and development expenses as a percentage of sales or revenues);

•	working capital; and

•	market share.

          The performance objectives may be expressed in terms of overall Company performance or the performance of a division or business unit. The Compensation Committee, in its discretion, may also specify additional performance objectives for each bonus award granted under the 2007 Executive Bonus Plan. Following the end of the year in which the performance objectives are to be achieved, the Compensation Committee will, within the time prescribed by Section 162(m) of the Code, determine whether and to what extent the specified performance objective has been achieved for the applicable year.
          The Compensation Committee, in its discretion, may, at the time of grant, specify in the bonus award that one or more objectively determinable adjustments will be made to one or more of the performance objectives established under the criteria discussed above.
          Maximum Award. If the performance objectives are met, a participant will receive a bonus award based on a percentage of such participant’s year-end annualized base salary. The maximum bonus payment that a participant may receive under the 2007 Executive Bonus Plan is $3,000,000. The 2007 Executive Bonus Plan, however, is not the exclusive means for the Compensation Committee to award incentive compensation to the participants and does not limit the Compensation Committee from making additional discretionary incentive awards.
           Form of Payment. The bonus award may be paid, at the option of the Compensation Committee, in cash or in the Company’s common stock or right to receive Company’s common stock, or in any combination thereof. Bonus award payments made in the Company’s common stock will be made in accordance with the provisions of The 2003 Incentive Award Plan of the Company.
          Negative Discretion. The Compensation Committee, in its discretion, may reduce or eliminate the bonus amount otherwise payable to a participant.
          Termination of Employment. If a participant’s employment is terminated with the Company, except as part of a change in control (as defined in the 2007 Executive Bonus Plan, a “Change in Control”), for any reason other than death or disability prior to payment of any bonus award payment, all of such participant’s rights under the 2007 Executive Bonus Plan will terminate and such participant will not have any right to receive any further payments under the 2007 Executive Bonus Plan. The Compensation Committee may, in its discretion, determine what portion, if any, of the participant’s bonus award under the 2007 Executive Bonus Plan should be paid if the termination results from such participant’s death or disability.
          Change in Control. If a Change in Control occurs during any year in which a participant is eligible to receive a bonus award under the 2007 Executive Bonus Plan, such bonus award will be prorated to the effective date of the Change in Control and all performance objectives set by the Compensation Committee will be deemed to be met at the greater of 100% of the performance objective or the Company’s actual prorated year-to-date performance provided that the recipient of the bonus award continues to be employed by the Company or its successor on the effective date of the Change in Control.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
           On February 8, 2007, the Board of Directors of the Company, upon recommendation of the Nominating and Corporate Governance Committee, approved an amendment and restatement of the Company’s Bylaws to, among other things, amend Article III, Section 2 of the Bylaws to adopt a majority vote standard for the election of directors in uncontested elections. The new majority vote standard provides that to be elected, in an uncontested election, a director nominee must receive a majority of the votes cast in the election such that the number of shares voted “for” the nominee must exceed 50% of the votes cast with respect to that director. The number of votes cast with respect to a director’s election excludes abstentions with respect to that director’s election. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast.
          In addition, if a nominee who already serves as a director is not elected, and no successor is elected, the director shall offer to tender his or her resignation to the Board of Directors. The Nominating and Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or in the Board’s decision. If the failure of a nominee to be elected at the annual meeting results in a vacancy on the Board, that vacancy can be filled by action of the Board.
          In addition to the majority voting standard described above, the Bylaws were amended to permit book-entry shares, to specify that the Company’s required indemnity obligation extends to directors and executive officers (as compared to all employees and agents of the Company prior to amendment) and to make certain other administrative changes.
          The foregoing description is qualified in its entirety by reference to the Amended and Restated Bylaws of Gen-Probe Incorporated, attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) The following exhibits are filed with this Current Report:
3.1	Amended and Restated Bylaws of Gen-Probe Incorporated

99.1.	2007 Gen-Probe Employee Bonus Plan

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2007	GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
R. William Bowen
Vice President, General Counsel and Corporate Secretary

EXHIBITS

Exhibit
Number	Description

3.1	Amended and Restated Bylaws of Gen-Probe Incorporated
99.1	2007 Gen-Probe Employee Bonus Plan